Exhibit 10.1

Certain confidential information contained in this document, marked by brackets and asterisks ([***]), has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

LETTER OF AGREEMENT

This Letter of Agreement ("LOA") is made and entered into as of this 24th day of March, 2021 (“Effective Date”) between Astrotech Technologies, Inc. and its affiliates, a Delaware corporation having its principal place of business at 2028 E Ben White Blvd. #240-9530, Austin, Texas 78741, (“Customer”) and Sanmina Corporation and its subsidiaries, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134 ("Sanmina"). This LOA shall terminate six (6) months from the Effective Date unless otherwise agreed to by the Parties.

1.Customer and Sanmina are establishing a business relationship under which Customer may, among other things, have Sanmina procure and inspect components, parts, and raw material (collectively “Components”) to manufacture, assemble, test, inspect, configure, store, and ship the products (“Products”) set forth in Customer’s purchase orders (“Orders”) accepted by Sanmina at the prices, including delivery costs, as agreed upon between the parties (the “Prices”). Sanmina agrees to store Components and Products under Customer’s Orders in accordance with item no. 5 of Exhibit A or as otherwise agreed to, until Customer provides instructions regarding delivery date or shipping schedule, the end-customer and shipping location, and any other transportation and shipping instructions.  This LOA is for the purpose of authorizing Sanmina to begin work immediately in lieu of a fully negotiated manufacturing services agreement (“MSA”). This LOA implies no commitment to enter into a MSA.  Both parties acknowledge that the execution of the MSA is contingent upon the mutual consent of the parties, and that should the MSA not be executed, the terms of this LOA shall be the sole governing agreement. The parties agree that all Orders accepted by Sanmina shall be based on the terms contained in this LOA. Customer shall provide Sanmina’s credit department a completed credit application.  Sanmina shall provide Customer with an initial credit limit based upon available financial information, which shall be reviewed (and, if necessary, adjusted) from time to time based upon financial updates in order to maintain a credit limit.  The credit limit may be reduced upon ten (10) business days’ prior written notice to Customer.  In the event Customer exceeds the then-current credit limit, Sanmina shall notify Customer and allow ten (10) business days for Customer to make a sufficient payment to bring its account within the credit limit provided. In the event such payment is not timely made, Sanmina shall have the right to stop shipments of Product and stop loading new Orders until Customer makes a sufficient payment to bring its account within the credit limit provided.

2.Prices are in U.S. Dollars as initially set forth in Sanmina’s proposal dated December 22, 2020 and are subject to change on a thirty days interval notice, if necessary. Upon issuance of an Order, prices established for the Purchase Order are not subject to change. Price calculation is as described in Exhibit A and are based on (i) the specifications, (ii) the projected volumes and run rates and other assumptions set forth in Sanmina’s quotation and (iii) shipment FCA Sanmina’s facility of manufacture (Incoterms 2020). Unless otherwise indicated, prices specifically exclude (1) export licensing of the Product and payment of broker’s fees, duties, tariffs or other similar charges including tariffs on Components and (2) taxes (other than those based on the net income of Sanmina); and (3) setup, tooling or non-recurring expenses, if required and incurred under this Agreement. Sanmina will provide a proposal in response to subsequent Orders and the Parties will negotiate pricing for such Orders. Payment terms are net thirty days after the date of the invoice, which shall not be issued prior to shipment of the Product.

3.Customer will provide Sanmina with forecasts for future requirements of Products with long lead times (“Forecasts”). Upon execution of this LOA, Customer shall provide a list of Components procured by Customer (“Procured Material”) and consign the Procured Material to Sanmina for use in manufacturing the Product. Sanmina shall provide Customer with a quote with updated pricing in order for Customer to issue an initial Order. Upon issuance of an Order or other written authorization from Customer, Customer authorizes Sanmina to procure the quantity and type of Components necessary to manufacture the quantities of Product set forth in the Order and Forecast in accordance with its standard material ordering policies available at www.sanmina.com (“Policies”), and agrees to be financially responsible for all Components ordered in accordance with the Policies. Specifically, Customer’s liability shall be equal to Sanmina’s delivered cost mark-up (Section 5) of all Components ordered in support of an Order or Forecast (if Forecast ordering is approved by Customer to accommodate long lead-time components).

Sanmina will procure Components necessary to maintain the specified quantities upon written approval from Customer. Customer may upon sufficient notice make changes to the quantities of Components or Product to be furnished so long as the parties mutually agree to any potential cost changes. Customer guarantees the obligations of each of its subsidiaries or affiliates or any other company that places Orders or Forecasts pursuant to this LOA, and agrees to be jointly liable for all such obligations.

Exhibit 10.1

4.Sanmina warrants that, for a period of one year from (a) the date of shipment or (b) three months following the date of manufacture, whichever occurs first, the Product will be free from defects in workmanship. Products shall be considered free from defects in workmanship if they are manufactured in accordance with the most current version of IPC-A-600 or IPC-A-610, along with any Customer specific instructions required to manufacture of the Product. Sanmina shall, at its option and at its expense (and as Customer’s sole and exclusive remedy for breach of any warranty), repair, replace or issue a credit for Product found to have defective workmanship during the warranty period.  In addition, Sanmina will administer and pass through to Customer (to the extent that they are transferable) manufacturers’ Component warranties and manage such warranties on Customer’s behalf, but does not independently warrant Components. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT, OR CREDIT FOR DEFECTS AS STATED ABOVE.  THIS WARRANTY IS THE SOLE WARRANTY GIVEN BY SANMINA AND IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS SPECIFICALLY DISCLAIMED. Compliance with “RoHS”, “REACH” and other environmental legislation worldwide shall be as separately agreed by the parties.

5.Customer may terminate this LOA or cancel an Order hereunder upon written notice to Sanmina. Sanmina will make commercially reasonable efforts to return Components to vendors (provided that Sanmina shall not be so obligated for Components which have a line item value of less than $1000).  Termination for Cause:  either party may terminate this LOA or an Order for default if the other party materially breaches and has not cured within thirty (30) days after the defaulting party is notified in writing of the material breach.  There shall be a five (5) day cure period for payment related breaches. Termination Based on other than Sanmina Breach: if this LOA or an Order is terminated for any reason other than a breach by Sanmina (including but not limited to a force majeure or termination for convenience), Customer shall pay Sanmina: (1) the Order price for all finished Product existing at the time of termination; (2) Sanmina’s reasonable cost (including labor, Components, and a 10% mark-up on Components and labor) for work in process; and (3) Component inventory pursuant to Section 3 above. Termination Based on Sanmina’s Breach: if Customer terminates this LOA or cancels an Order as a result of an uncured breach by Sanmina, Customer shall pay the Order price for finished Product at the time of termination; (2) Sanmina’s reasonable cost (including labor, Components) for work in process; and (3) Component inventory pursuant to Section 3 excluding Sanmina markup or acquisition cost on Components relating to such uncured breach.  Sanmina remains liable to Customer for damages pursuant to this LOA. Customer shall be responsible for (a) Sanmina’s documented cost to perform Customer-authorized non-recurring engineering or associated program duties; and (b) Sanmina’s reasonable and actual expenses incurred either prior to termination or as an unavoidable consequence of termination.  Provided that the Customer has no outstanding receivable, upon termination, Sanmina will deliver to Customer all Products, Components, documentation and other property owned by Customer or for which Customer has paid under this LOA.

6.IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  For the purpose of this Section, both lost profits and damages resulting from value added to the Product by CUSTOMER shall be considered consequential damages.  IN NO EVENT SHALL SANMINA’S LIABILITY FOR A PRODUCT (WHETHER ASSERTED AS A TORT OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA FOR SUCH PRODUCT HEREUNDER. IN NO EVENT WILL SANMINA BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCT.  IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS LOA EXCEED THE LESSER OF EITHER $[***] OR [***] PERCENT ([***]%) OF THE TRAILING 12 MONTHS OF REVENUE FOR PRODUCT PAID FOR UNDER THIS LOA (THE “CAP”).  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  THE CAP SHALL NOT APPLY TO LIMIT (i) EITHER PARTY’S OBLIGATIONS OF A BREACH OF CONFIDENTIALITY, (ii) CUSTOMER’S OBLIGATIONS HEREUNDER FOR TERMINATION/CANCELLATION PAYMENTS, AND (iii) THERE SHALL BE NO LIMITATIONS UNDER THIS SECTION ON A PARTY’S INDEMNIFICATION OBLIGATIONS.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS LOA.

7.Sanmina shall promptly indemnify, defend, and hold Customer and its affiliates, shareholders, directors, officers, employees, contractors, agents, and other representatives harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (collectively, “Claim(s)”) (a) based upon personal injury or death or injury to property (other than damage to the Product itself, which is handled in accordance with Sanmina’s warranty) to the extent caused by the negligent or willful acts or omissions of Sanmina or its officers,

Exhibit 10.1

employees, subcontractors or agents and/or (b) arising from or relating to any actual or alleged infringement, misappropriation, or alleged violation of any intellectual property rights relating to Sanmina’s manufacturing processes.

8.Customer shall promptly indemnify, defend, and hold Sanmina harmless from and against every Claim (a) based upon personal injury or death or injury to property to the extent caused by the negligent or willful acts or omissions of Customer or its officers, employees, subcontractors, or agents, (b) arising from or relating to any actual or alleged infringement, misappropriation or alleged violation of any intellectual property rights relating to a Product or portion of a Product, or (c) that the Product has a design defect or fails to comply with “RoHS”, “WEEE”, “REACH” (or other environmental legislation) where such failure was not the responsibility of Sanmina.

9.This LOA and its attachments make up the entire agreement between the parties and supersede prior discussions, except for any related written agreement including the Non-Disclosure Agreement executed by the Parties on 6/7/2019.  The parties expressly reject any pre-printed terms and conditions of any proposal, Order, acknowledgment, or any other form document of either party. The terms hereof may be amended only by a writing executed by authorized representatives of the parties. This LOA will not be assigned by either party without the other party's prior written consent except that a party may assign its right to payment to a third party without the need for consent from the other party.  Customer shall be the importer of record for all Products shipped hereunder, and shall comply with all applicable export control statutes and regulations.  This LOA shall be construed in accordance with the substantive laws of Delaware (excluding its conflicts of laws principles). The parties acknowledge and agree that the state courts of Delaware or federal courts of Delaware shall have exclusive jurisdiction and venue to adjudicate any and all disputes in connection with this LOA. The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this LOA.

ACCEPTED AND AGREED TO:

SANMINA CORPORATIONASTROTECH TECHNOLOGIES, INC.

By:   /s/ Sushil DhimanBy:   /s/ Raj Mellacheruvu

Name: Sushil DhimanName: Raj Mellacheruvu

Title: EVP of Operations, North AmericaTitle: COO

Exhibit 10.1

Exhibit A

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